UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016

Otonomy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36591	26-2590070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Nancy Ridge Drive, Suite 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 242-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2016, Otonomy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Cowen and Company, LLC and Piper Jaffray & Co., representatives of the several underwriters (the “Underwriters”), relating to the offering, issuance and sale (the “Offering”) of 5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The price to the public in the Offering is $20.00 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 750,000 shares of Common Stock. All of the shares in the Offering are being sold by the Company. The Offering is expected to close on January 12, 2016, subject to customary closing conditions. The net proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses will be approximately $93.4 million (excluding the Underwriters’ option, if exercised).

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-206752) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement thereunder filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01 Other Information.

On January 6, 2016, the Company issued a press release announcing the pricing of the Offering. The press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this report are forward-looking statements, including, among others, statements relating to the Offering, including the timing and size of the Offering. These forward-looking statements are based upon the Company’s current expectations. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, risks related to stock market conditions and satisfaction of the conditions to closing in the Underwriting Agreement and completion of the Offering. There can be no assurance that the Company will be able to complete the Offering on the anticipated terms, or at all. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Additional risks and uncertainties relating to the Company and its business can be found under the heading “Risk Factors” in the final prospectus supplement related to the Offering filed with the SEC dated January 6, 2016. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligation to update these statements except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 6, 2016, by and between Otonomy, Inc. and the Underwriters.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

99.1	Press Release dated January 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTONOMY, INC.

Date: January 6, 2016	By:	/s/ Eric Loumeau
Eric Loumeau General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 6, 2016, by and between Otonomy, Inc. and the Underwriters.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

99.1	Press Release dated January 6, 2016.